AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2001
                                                           REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                --------------
                             PUBLIC STORAGE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          CALIFORNIA                                    95-3551121
 (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)                     HARVEY LENKIN
                                                   PUBLIC STORAGE, INC.
 701 WESTERN AVENUE                                701 WESTERN AVENUE
 GLENDALE, CALIFORNIA 91201                     GLENDALE, CALIFORNIA 91201
      (818) 244-8080                                  (818) 244-8080
(ADDRESS, INCLUDING ZIP CODE, AND              (NAME, ADDRESS, INCLUDING ZIP
 TELEPHONE NUMBER, INCLUDING                     CODE, AND TELEPHONE NUMBER,
 AREA CODE, OF REGISTRANT'S PRINCIPAL              INCLUDING AREA CODE, OF
      EXECUTIVE OFFICES)                              AGENT FOR SERVICE)



                                --------------
                                  COPIES TO:
                             DAVID GOLDBERG, ESQ.
                             PUBLIC STORAGE, INC.
                              701 WESTERN AVENUE
                          GLENDALE, CALIFORNIA 91201
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   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                --------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-81041

If this Form is a post-effective amendment filed pursuant to Rule 462(a) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates in its entirety by reference the contents of the Registrant's Registration Statement on Form S-3 (File No. 333-81041).

                        CALCULATION OF REGISTRATION FEE

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                                                   PROPOSED           PROPOSED
                                   AMOUNT          MAXIMUM            MAXIMUM            AMOUNT OF
TITLE OF SHARES                    TO BE           AGGREGATE PRICE    AGGREGATE          REGISTRATION
TO BE REGISTERED                   REGISTERED      PER SHARE          OFFERING PRICE     FEE
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
8.000% Cumulative
Preferred Stock, Series R,
$.01 par value per share
(the "Preferred Stock").......               (1)                (2)              (1)(2)         N/A
Depositary Shares Each
Representing 1/1,000 of a
Share of Preferred Stock
(the "Depositary Shares")......       3,396,400             $25.00      $84,910,000         $21,228
  Total........................     $84,910,000                 (2)     $84,910,000         $21,228(3)
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

(1) There is being registered hereunder shares of Preferred Stock, and Depositary Shares representing 1/1,000 of a share of Preferred Stock. Depositary Receipts will be distributed to those persons acquiring such fractional interests and the shares of Preferred Stock will be issued to a Depositary under a Deposit Agreement.
(2) No separate consideration will be received for any Preferred Stock represented by Depositary Shares.
(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
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                 SIGNATURES
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  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 5th day of September, 2001.

                                PUBLIC STORAGE, INC.

                                By: /s/ B. Wayne Hughes
                                    --------------------------------------
                                    B. Wayne Hughes, Chairman of the Board

  Each person whose signature appears below hereby authorizes B. Wayne Hughes and Harvey Lenkin, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                    CAPACITY                               DATE
     ---------                    --------                               ----
/s/ B. Wayne Hughes               Chairman of the Board, Chief           September 5, 2001
-----------------------------
    B. Wayne Hughes               Executive Officer and Director
                                  (principal executive officer)

/s/ Harvey Lenkin                 President and Director
-----------------------------
    Harvey Lenkin                                                        September 5, 2001

/s/ Marvin M. Lotz                Senior Vice President and Director     September 5, 2001
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    Marvin M. Lotz

/s/ B. Wayne Hughes, Jr.          Vice President and Director            September 5, 2001
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    B. Wayne Hughes, Jr.

                                  Senior Vice President and              September 5, 2001
/s/ John Reyes                    Chief Financial Officer
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    John Reyes                    (principal financial officer and
                                  principal accounting officer)

/s/ Robert J. Abernethy           Director                               September 5, 2001
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    Robert J. Abernethy

/s/ Dann V. Angeloff              Director                               September 5, 2001
-----------------------------

    Dann V. Angeloff


/s/ William C. Baker             Director             September 5, 2001
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   William C. Baker

                                 Director
_____________________________
   Thomas J. Barrack, Jr.

/s/ Uri P. Harkham               Director             September 5, 2001
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   Uri P. Harkham

                                 Director
_____________________________
   Daniel C. Staton
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                                 EXHIBIT INDEX


EXHIBIT
 NO.        DESCRIPTION
-------     ------------------------
5.1         Opinion of David Goldberg as to the legality of the securities being registered.
8.1         Opinion of Hogan & Hartson L.L.P. re tax matters.
23.1        Consent of Independent Auditors.
23.2        Consent of David Goldberg (included in Exhibit 5.1).
23.3        Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).